UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2006

Global Preferred Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-23637	58-2179041
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

c/o Morris Manning & Martin LLP, 3343 Peachtree Road, Suite 1600, Atlanta, Georgia		30326
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-248-3311

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Not applicable.

(b) On May 2, 2006, Global Preferred Holdings, Inc. ("Global Preferred"), entered into a separation and release agreement with Caryl P. Shepherd, vice president and chief accounting officer. Ms. Shepherd is Global Preferred’s sole remaining executive officer. Pursuant to the terms of the agreement, Ms. Shepherd will cease to be employed by Global Preferred as of May 17, 2006 due to the transfer of Global Preferred’s assets and liabilities to a liquidating trust, which is anticipated to occur on or about May 17, 2006. A copy of the separation and release agreement is included as Exhibit 10.1 to this Report on Form 8-K.

(c) Not applicable.

Item 8.01 Other Events.

On May 2, 2006, the board of directors of Global Preferred determined that, in order to facilitate the orderly transfer of its remaining assets and liabilities to a liquidating trust, it was in the best interests of Global Preferred and its stockholders to pay out the remaining severance benefits to certain former and current employees, in accordance with the terms of their separation and release agreements. Those benefits were paid on May 5, 2006. For additional information regarding the separation and release agreements between Global Preferred and its former officers, refer to Global Preferred’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2005.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Preferred Holdings, Inc.

May 5, 2006	By:	/s/ Caryl P. Shepherd

Name: Caryl P. Shepherd
Title: Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

10.1	Separation and Release Agreement for Caryl P. Shepherd, dated May 2, 2006